Exhibit 99

Media	Investors
Janis Smith	Bob Strickland
(415) 396-7711	(415) 396-0523
Tuesday, October 16, 2007
WELLS FARGO REPORTS RECORD EPS, DOUBLE-DIGIT REVENUE GROWTH
Third Quarter 2007 Highlights:
•	Record diluted earnings per share of $0.68, up 6 percent from prior year’s $0.64

•	Record net income of $2.28 billion, up 4 percent from prior year’s $2.19 billion

•	Revenue of $9.85 billion, up 10 percent from prior year’s $8.93 billion

•	Revenue growth (10 percent) exceeded expense growth (8 percent)

•	Average total loans up 15 percent from prior year; up 22 percent (annualized) from prior quarter
◦	Average commercial and commercial real estate loans up 16 percent from prior year, up 24 percent (annualized) from prior quarter

◦	Average consumer loans up 15 percent from prior year and up 22 percent (annualized) from prior quarter
•	Average core deposits* up 11 percent from prior year, up 8 percent (annualized) from prior quarter

•	Net credit losses up $172 million from prior quarter, primarily due to increased home equity portfolio losses and seasonally higher auto portfolio losses

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
	2007	2006	Change	2007	2006	Change
Diluted earnings per share	$0.68	$0.64	6%	$2.01	$1.85	9%
Net income (in billions)	2.28	2.19	4	6.81	6.30	8
Revenue (in billions)	9.85	8.93	10	29.19	26.28	11
Average loans (in billions)	350.7	304.0	15	334.8	305.1	10
Average core deposits (in billions)*	306.1	269.7	13	299.1	263.8	13
Net charge-offs as % of avg. total loans	1.01%	0.86%	17	0.93%	0.67%	39
Net interest margin	4.55	4.79	(5)	4.79	4.80	—

*	See Footnote 3 to Summary Financial Data, page 12.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported record diluted earnings per common share of $0.68 for third quarter 2007, up 6 percent from $0.64 in third quarter 2006. Net income was $2.28 billion, up 4 percent from $2.19 billion in third quarter 2006. For the first nine months of 2007, diluted earnings per share were a record $2.01 and net income was a record $6.81 billion, up 9 percent and 8 percent, respectively, from the first nine months of 2006.
“Given the severe disruption in the credit markets, it was a challenging quarter to be sure. Despite that, we had strong growth in revenue and earnings per share, as our team members remained focused on executing our time-tested, diversified business model,” said President and CEO John Stumpf. “Our team continued to earn more of our customers’ business, setting a new record in customer cross-sell of 5.5 products per consumer household. We maintained our conservative risk management practices, and our strong balance sheet and capital ratios, perhaps the strongest in the industry, which allowed us to continue to grow profitably despite the problems in the market. A challenging environment presents exceptional growth opportunities, perhaps the best in recent years and we are well positioned to take advantage of them. We welcome the new team members and customers from Greater Bay Bancorp who joined our Wells Fargo family this month, adding $7.4 billion in assets and 41 banking stores across the San Francisco Bay Area, including the teams from Greater Bay’s ABD Insurance and Financial Services and Matsco Financial Corporation.”
Financial Performance
Diluted earnings per share rose 6 percent to a record $0.68. “While we’re not immune to the evolving slowdown in the housing sector, we had another solid quarter, in total and across most of our businesses, despite the turbulent credit markets,” said Chief Financial Officer Howard Atkins. “Once again, these solid results were driven by double-digit revenue growth (10 percent), positive operating leverage (revenue growth 2 percentage points above expense growth), double-digit growth in both loans and core deposits, and operating margins that remained at the top of the large bank peer group.”
Revenue
Revenue of $9.85 billion was up $919 million, or 10 percent, from a year ago. Year-to-date revenue growth was 11 percent. “Achieving double-digit revenue growth during the challenging environment in the third quarter once again reflected the value of our diversified business model and our success in earning more of our customers’ business,” said Atkins. Businesses that generated double-digit, year-over-year revenue growth included asset management, real estate brokerage, insurance, international, small business lending, wealth management, credit card, global remittance services, corporate trust and home mortgage.
Revenue was flat on a linked-quarter basis, with most businesses up solidly, offset by a seasonal drop in insurance premiums and a decline in real estate brokerage fees from the record set in second quarter 2007. The declines in insurance and real estate brokerage fees were partially offset by associated declines in expenses in these businesses.
Loans
Average loans of $350.7 billion increased $46.7 billion, or 15 percent, from a year ago. On a linked-quarter basis, average loans grew $18.7 billion, including the impact of the acquisitions of Placer Sierra Bancshares ($1.2 billion) and CIT Construction ($2.6 billion).

This was the 12th consecutive quarter of double-digit, year-over-year growth for average commercial and commercial real estate loans, up $18.8 billion, or 16 percent. Commercial loan growth was broadly diversified by product and geography, with small business lending, specialized financial services, asset-based lending, international, and commercial real estate generating double-digit loan growth from third quarter 2006. On a linked-quarter basis, average commercial and commercial real estate loans increased $7.7 billion, or 24 percent (annualized), including $3.5 billion from acquisitions. Average consumer loans increased $26.9 billion, or 15 percent, from third quarter 2006 and increased $10.7 billion, or 22 percent (annualized), from second quarter 2007, including $350 million from acquisitions.
Deposits
Average core deposits were $306.1 billion, up $36.4 billion, or 13 percent, year over year and up 7 percent (annualized) on a linked-quarter basis, including $1.7 billion from the acquisition of Placer Sierra Banchsares. Core deposits include certain Eurodollar sweep accounts that previously were swept into non-deposit products. Including only the growth in these funds post conversion to deposits, average core deposits grew 11 percent year over year. Average mortgage escrow deposits were $22.4 billion, up $3 billion from third quarter 2006 and down $1 billion from second quarter 2007. Excluding mortgage escrow balances, total average core deposits grew 13 percent from third quarter 2006 and 9 percent (annualized) on a linked-quarter basis. Average retail core deposits grew $14.3 billion, or 7 percent, from third quarter 2006 and increased $627 million, or 1 percent (annualized), on a linked-quarter basis. Net new consumer checking accounts grew 4.8 percent from third quarter 2006.
Net Interest Income
Net interest income increased 5 percent from third quarter 2006 and 6 percent (annualized) from second quarter 2007. “During the quarter, we sold $27 billion of our lowest-yielding mortgage-backed securities that were largely hedging the mortgage servicing rights (MSRs) asset against a decline in interest rates,” said Atkins. “The securities were replaced with off-balance sheet economic hedges to more efficiently manage the market risk in the MSRs portfolio. Since most of these securities were sold on a forward basis, they remained on the balance sheet for most of the quarter, while only modestly adding to net interest income, the principal reason the net interest margin declined during the quarter. In total, gains on the sale of all mortgage-backed securities in the quarter were $160 million, largely offset by the associated loss on the forward sales contracts executed to lock in the sale of the securities. The sale of the mortgage-backed securities also provided additional capacity to acquire more attractively-yielding assets. About $17 billion of new loans and securities were purchased later in the third quarter at yields well above the yields on the mortgage-backed securities that were sold, which will benefit net interest margin in fourth quarter 2007.” Net interest income was reduced by approximately $15 million in the quarter due to temporarily elevated short-term London Interbank Offered Rate (LIBOR)-based funding costs at the peak of the dislocation in the capital markets in August.
Noninterest Income
Noninterest income increased $686 million, or 18 percent, from third quarter 2006. The double-digit, year-over-year growth in fee income reflected very strong growth in deposit service fees (up 18 percent); trust and investment fees (up 17 percent driven by new business growth and market appreciation); card fees (up 21 percent driven by business activity and continued increases in debit/credit card penetration rates); and other fees (up 11 percent driven by real estate brokerage fees). Mortgage banking noninterest income increased $339 million year over year and $134 million on a linked-quarter basis with the growth and value of the mortgage servicing business more than offsetting a decline of 12 percent in mortgage originations from a year ago. On a linked-quarter basis, there was a seasonal drop in insurance premiums and a decline in real estate brokerage fees from the record set in second quarter 2007.
During the quarter, noninterest income was affected by widening credit spreads, increases in market volatility, changes in interest rates and other credit/housing market conditions, including:

•	($490) million	Reduction in net mortgage loan origination/sales activities gains reflecting a write-down of the mortgage warehouse/pipeline due to the illiquidity in the non-agency mortgage secondary market, a write-down of mortgage loans repurchased during the quarter, and an increase in the repurchase reserve for projected early payment defaults

•	$562 million	Increase in mortgage servicing income reflecting a $638 million reduction in the value of MSRs due to the decline in mortgage rates during the quarter, offset by a $1.2 billion gain on the financial instruments hedging the MSRs. The ratio of MSRs to related loans serviced for others was 1.35 percent, the lowest capitalization ratio in eight quarters

•	($14) million	Net loss on the sale of mortgage-backed securities by Wells Fargo Home Mortgage, consisting of a $109 million realized gain on debt securities offset by a $123 million realized loss on the related forward sales contract, recorded in other noninterest income – trading activities

•	($20) million	Write-down on commercial loans held for sale, recorded in other noninterest income
At September 30, 2007, the net unrealized gain on the debt and equity securities available for sale portfolio was $581 million, up from $91 million at June 30, 2007. “Given our long-standing practice of opportunistically selling lower-yielding available for sale securities and buying only when long-term rates are perceived to be high, we continued to hold what we believe is one of the best yielding debt securities portfolios in the industry,” said Atkins.
Noninterest Expense
Noninterest expense increased $420 million, or 8 percent, from third quarter 2006, 2 percentage points below revenue growth, resulting in positive operating leverage. The efficiency ratio improved to 55.8 percent from 56.9 percent a year ago and 57.9 percent in second quarter 2007. Third quarter expenses included $26 million for merger and integration costs, and severance and other costs in the residential real estate businesses. “While we actively manage our expenses for positive operating leverage and have reduced expenses at Wells Fargo Home Mortgage, we continued to invest for future growth,” said Atkins. “We added 20 banking stores and converted 39 Placer Sierra Bancshares stores in the third quarter, as well as added 342 platform bankers.” Noninterest expense declined $226 million, or 16 percent (annualized), from second quarter 2007, primarily due to lower expenses in the insurance and real estate brokerage businesses.
Credit Quality
Net credit losses were $892 million (1.01 percent of average loans, annualized) up from $720 million (0.87 percent) in second quarter 2007 and from $663 million (0.86 percent) in third quarter 2006. “Almost half of the increase in net credit losses from second quarter 2007 was concentrated in the home equity portfolio, where losses accelerated in the quarter given the steeper than anticipated decline in national home prices,” said Chief Credit Officer Mike Loughlin. “The remainder of the increased credit losses was concentrated in the auto portfolio (seasonally higher in the second half of the year) and in unsecured consumer credit (largely due to portfolio growth, with loss rates remaining relatively stable). Commercial loan losses remained modest and within portfolio expectations.”

	September 30, 2007		June 30, 2007
	Net loan	As a %	Net loan	As a %
	charge-offs	of average	charge-offs	of average
	(in millions)	loans	(in millions)	loans
Total commercial and commercial real estate	$ 125	0.37%	$ 107	0.33%
Consumer:
Real estate 1-4 family first mortgage	16	0.11	19	0.13
Real estate 1-4 family junior lien	153	0.83	91	0.51
Credit card	176	4.30	161	4.31
Other revolving credit and installment	368	2.68	295	2.22

Total consumer	713	1.36	566	1.15
Foreign	54	2.86	47	2.64

Total loans	$ 892	1.01%	$ 720	0.87%

“Our first mortgage portfolio continued to perform well, with annualized losses of 0.11 percent – only $16 million on the entire portfolio of $63.9 billion (average) for third quarter 2007 – down from 0.13 percent in second quarter 2007,” said Loughlin. “The $24 billion debt consolidation portfolio at Wells Fargo Financial continued to grow and perform as expected, and better than industry levels. First mortgage delinquency rates also remained considerably below industry levels.”
Net credit losses and loss rates in the home equity portfolio increased over the prior quarter and prior year. Third quarter 2007 net credit losses in real estate 1-4 family junior liens were $153 million (0.83 percent of average loans, annualized), a $62 million increase from $91 million (0.51 percent) for second quarter 2007. Third quarter 2006 losses were $27 million (0.17 percent). “The majority of the home equity portfolio segments, those sourced through our retail stores or through cross-sell from Wells Fargo Home Mortgage, performed satisfactorily during the quarter,” said Loughlin. “Losses have increased on a linked-quarter basis as the softness in the residential real estate market continued to impact consumers. We have tracked national real estate and economic trends for a number of years and due to the continued soft market conditions we reduced maximum allowable combined loan-to-value advance rates for all sales channels during the third quarter. In addition, a segment of the portfolio, correspondent home equity loans purchased from third party originators, has demonstrated an unacceptable level of credit losses. The loans generated by our correspondent channel represented about 7 percent of the home equity portfolio at quarter end, but generated about 25 percent of the losses in the quarter. As this adverse trend emerged, we tightened credit standards earlier in 2007 and completely eliminated this channel during the third quarter. Given current real estate market conditions, credit losses in the home equity portfolio are likely to increase in fourth quarter 2007 and remain at elevated levels into 2008.”
Losses in non-real estate consumer loans (credit card and other revolving credit and installment) were higher primarily due to typical second half seasonal increases in the indirect auto portfolio,

with net auto losses up $57 million from the prior quarter. Year over year, net auto losses were down $32 million. “Third quarter results demonstrated that credit performance in auto has stabilized as we continued to refine the indirect auto business model,” said Loughlin. Losses in all other consumer portfolios, including credit cards and retail store lines of credit, increased only $32 million during the third quarter primarily due to slightly higher levels of bankruptcies and delinquency rates.
Credit performance in the commercial and commercial real estate portfolio remained strong, with credit losses of $125 million (0.37 percent of average loans) compared with $107 million (0.33 percent) in second quarter 2007. As is typical each quarter, the vast majority of these charge-offs came from the small business loan portfolio (loans under $100,000), which continued to perform as expected. “Because of our Wholesale Banking business model, focused primarily on middle-market customers and regional commercial real estate, we do not actively participate in many higher-risk activities,” said Loughlin. “We did not create any structured investment vehicles to hold off-balance assets and have no direct exposure to hedge funds. LBO-related outstandings are diversified by business and borrower and at quarter end totaled less than 2 percent of total Wells Fargo loans. Our residential real estate development portfolio of less than $6 billion, or 2 percent of total loans, continued to perform in a satisfactory manner.”
Total nonperforming assets were $3.18 billion (0.88 percent of loans) at September 30, 2007, compared with $2.72 billion (0.79 percent) at June 30, 2007, and $2.10 billion (0.68 percent) at September 30, 2006. The majority of the $468 million increase in nonperforming assets from second quarter 2007 was concentrated in the residential real estate portfolio. Commercial and commercial real estate nonperforming assets increased $124 million, as one large, residential real estate developer was moved to nonperforming status.
Loans 90 days or more past due and still accruing totaled $5.53 billion, $4.99 billion and $3.66 billion at September 30, 2007, June 30, 2007 and September 30, 2006, respectively. For the same periods, the total included $4.26 billion, $3.91 billion, and $2.69 billion, respectively, in advances pursuant to our servicing agreement to GNMA mortgage pools whose repayments are insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

Loans 90 Days or More Past Due and Still Accruing
(Excluding Insured/Guaranteed GNMA Balances)
	Sept. 30	,	June 30	,	Sept. 30	,
(in millions)	2007		2007		2006
Commercial and commercial real estate:
Commercial	$14		$21		$20
Other real estate mortgage	22		2		8
Real estate construction	10		4		4

Total commercial and commercial real estate	46		27		32
Consumer:
Real estate 1-4 family first mortgage	225		179		123
Real estate 1-4 family junior lien mortgage	127		76		50
Credit card	303		253		213
Other revolving credit and installment	520		515		516

Total consumer	1,175		1,023		902
Foreign	42		36		41

Total	$1,263		$1,086		$975

The allowance for credit losses, including unfunded commitments, was $4.02 billion at September 30, 2007. “We believe the allowance was adequate for losses inherent in the loan portfolio at September 30, 2007,” said Loughlin. “We continue to monitor allowance adequacy in light of volatile economic and real estate markets.”
Business Segment Performance
Wells Fargo has three lines of business for management reporting: Community Banking, Wholesale Banking and Wells Fargo Financial.

Net Income	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change
Community Banking	$1,605	$1,493	8	$4,710	$4,080	15
Wholesale Banking	543	510	6	1,693	1,527	11
Wells Fargo Financial	135	191	(29)	403	694	(42)

More financial information about the business segments is on pages 27 and 28.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services primarily in 23 midwestern and western states, and mortgage and home equity loans in all 50 states.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change
Total revenue	$6,477	$5,784	12	$18,878	$16,902	12
Provision for credit losses	446	236	89	1,105	612	81
Noninterest expense	3,619	3,392	7	10,926	10,264	6
Net income	1,605	1,493	8	4,710	4,080	15
Average loans (in billions)	197.4	172.5	14	188.2	178.8	5
Average core deposits (in billions)	250.6	233.1	8	248.5	231.4	7

Community Banking reported net income of $1.61 billion, up $112 million, or 8 percent, from third quarter 2006, due to strong fee income in retail banking and mortgage, as well as positive operating leverage. Noninterest income increased $618 million, or 25 percent, compared with third quarter 2006, largely due to increases related to brokerage, deposit service charges, cards, investments and mortgage banking. Noninterest expense increased $227 million, or 7 percent, due to growth in personnel expense. The provision for credit losses increased $210 million, or 89 percent, due primarily to higher losses in the home equity portfolio. Average loans increased $24.9 billion, or 14 percent, from third quarter 2006. Average core deposits grew $17.5 billion, or 8 percent, from third quarter 2006.
Regional Banking Highlights
•	Record core product solutions (sales) of 5.25 million, up 9 percent from prior year on a comparable basis

•	Record retail bank household cross-sell of 5.5 products per household

•	Sales of Wells Fargo Packages® (a checking account and at least three other products) up 13 percent from prior year, purchased by 69 percent of new checking account customers

•	Net consumer checking accounts up 4.8 percent from prior year

•	Store-based customer loyalty scores up 9 percent from prior year

•	Business Banking
◦	Store-based business solutions up 16 percent from prior year on a comparable basis

◦	Loans to small businesses (loans primarily less than $100,000 on our Business Direct platform) up 19 percent from prior year

◦	Net business checking accounts up 4.3 percent from prior year

◦	Business Banking household cross-sell at 3.5, up from 3.2 in prior year

◦	Sales of Wells Fargo Business Services Packages (a business checking account and at least three other business products) up 31 percent from prior year, purchased by 43 percent of new business checking account customers
“Thank you to our Regional Banking team for their continued focus on earning 100 percent of our customers’ business,” said Carrie Tolstedt, senior EVP, Community Banking. “We had solid results this quarter, with a record 5.25 million core product solutions provided to customers, up 9 percent from the prior year on a comparable basis. Our retail bank household cross-sell rose to a record high of 5.5, and 69 percent of new checking account customers purchased Wells Fargo Packages. Sales of store-based business solutions increased 16 percent from prior year on a comparable basis, and sales of Wells Fargo Business Services Packages rose 31 percent. We continue to perform 50,000 store-based customer surveys per month. For customers transacting at the teller line, welcoming and wait time survey scores were up 16 percent and customer loyalty scores improved 9 percent from same period last year. We opened 20 banking stores and converted 39 Placer Sierra Bancshares stores to our network, bringing our total retail store count to 3,283. To better serve our customers, we added 49 webATM® machines and converted 199 to Envelope-FreeSM webATM machines bringing our total to 1,102, primarily in Northern California.”
Home Mortgage and Home Equity Highlights
•	Mortgage originations of $68 billion, down $9 billion from prior year

•	Mortgage applications of $95 billion, flat from prior year

•	Mortgage application pipeline of $45 billion, down $10 billion from prior year

•	Record owned mortgage servicing portfolio of $1.48 trillion, up 11 percent from prior year, up 9 percent (annualized) from prior quarter

•	National Home Equity Group portfolio of $83 billion
“We experienced an extremely challenging business environment in the quarter for our home mortgage and home equity businesses as a result of the decline of home values and an unprecedented disruption in the secondary markets,” said Mark Oman, senior EVP, Home and Consumer Finance Group. “This environment demonstrated the value of operating a balanced mortgage business model between originations and servicing businesses. While the performance of the origination business was negatively impacted by the lack of liquidity in the secondary market and widening of credit spreads, the servicing business performed well and benefited from many of the same market factors that adversely impacted the origination business.
“Given the uncertainty in the housing and capital markets, we took actions in both the home equity and home mortgage businesses to eliminate origination activities where we didn’t think we could be both competitively priced and appropriately compensated for risk. These actions, along with an industry-wide origination slowdown, contributed to a 12 percent reduction in residential real estate originations from third quarter 2006. The mortgage market disruptions have also created opportunities for us to strengthen our mortgage sales force by selectively hiring highly-successful sales representatives from our competitors.”

The National Home Equity Group portfolio was $83 billion at September 30, 2007, up 7 percent from a year ago. Growth of this portfolio has slowed, and the portfolio had significantly higher credit losses than it has historically experienced as a result of the continuing decline in home values.
Wealth Management Group Highlights
•	Revenue up 20 percent from prior year

•	Net income up 24 percent from prior year

•	Brokerage assets under administration up 15 percent from prior year

•	Brokerage revenue up 31 percent, net income up 51 percent from prior year

•	Wells Fargo Private Banking opened office in Chicago
Internet Highlights
•	9.46 million active online consumers, up 14 percent from prior year, reaching 64 percent of all checking account customers

•	950,000 active online small business customers, up 19 percent from prior year

•	4.7 million online money movement customers, up 19 percent from prior year

•	Global Finance ranked Wells Fargo “Best Integrated Consumer Bank Site”

•	Launched Wells Fargo MobileSM for consumers and small business customers
Wholesale Banking serves customers coast to coast, including middle market banking, corporate banking, commercial real estate, treasury management, asset-based lending, insurance brokerage, foreign exchange, trade services, specialized lending, equipment finance, capital markets activities and institutional investments.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change
Total revenue	$2,003	$1,784	12	$6,199	$5,351	16
Provision (reversal of provision) for credit losses	19	—	—	33	(9)	—
Noninterest expense	1,154	999	16	3,560	3,009	18
Net income	543	510	6	1,693	1,527	11
Average loans (in billions)	87.5	72.3	21	82.4	70.1	18
Average core deposits (in billions)	55.5	36.5	52	50.6	32.3	57

•	Double-digit increases in revenue, loans and core deposits from same period last year

•	Institutional assets under management up 14 percent from same period last year

•	Surpassed $1 billion in financing LEED-certified green buildings
“Wells Fargo’s wholesale businesses continued to perform well despite a challenging environment,” said Dave Hoyt, senior EVP, Wholesale Banking Group. “Our disciplined lending and investing approach positions us well for economic cycles and has allowed us to maintain a conservative risk profile relative to the industry. The market volatility helped several of our businesses, including foreign exchange and financial products, set new volume records. Recent acquisitions like CIT Construction have been successfully integrated, and we’re seeing the benefits of those acquisitions for Wells Fargo and our customers.”

Wholesale Banking’s net income was $543 million, up 6 percent from a year ago. For the first nine months of 2007, Wholesale Banking reported net income of $1.7 billion, up 11 percent from the same period of 2006. Third quarter 2007 revenue increased 12 percent to $2.0 billion from a year ago, driven by strong loan and deposit growth and higher fee income. Average loans reached $87.5 billion, up 21 percent from a year ago, with double-digit increases across nearly all wholesale lending businesses. Average core deposits were $55.5 billion, up 52 percent from a year ago, all in interest-bearing balances, reflecting a combination of organic growth from new and existing customers and conversions, completed in 2006, of customer sweep accounts from off-balance sheet money market funds into Wells Fargo deposits. Noninterest income increased $116 million from third quarter 2006 due to higher commercial real estate brokerage fees, trust and investment income (reflecting a 14 percent increase in assets under management), foreign exchange and insurance revenue, partially offset by a lower level of capital markets activity. Noninterest expense increased $155 million from a year ago, mainly due to higher personnel-related costs, including additional team members and higher incentive expenses, and expenses associated with higher sales volumes and acquisitions completed in the latter part of 2006.
Wells Fargo Financial offers consumer loans primarily through real-estate debt consolidation products, automobile financing, consumer and private-label credit cards and commercial services to consumers and businesses throughout the United States, Canada, Puerto Rico and the Pacific Rim.

Selected Financial Information	Third Quarter			Nine months ended Sept. 30
			%			%
(in millions)	2007	2006	Change	2007	2006	Change
Total revenue	$1,373	$1,366	1	$4,108	$4,025	2
Provision for credit losses	427	377	13	1,189	875	36
Noninterest expense	728	690	6	2,268	2,058	10
Net income	135	191	(29)	403	694	(42)
Average loans (in billions)	65.8	59.2	11	64.2	56.2	14

•	Average loans up 11 percent from third quarter 2006
◦	Real estate-secured receivables up 24 percent to $26.1 billion

◦	Auto finance receivables up 5 percent to $27.8 billion
“We continued to see solid performance from our real-estate secured product, despite pressures brought on by the housing markets,” said Tom Shippee, Wells Fargo Financial president and CEO. “Credit quality remained sound, as real estate losses and delinquencies in the quarter were within our model. Losses in our auto portfolio were down $32 million year over year, but up $57 million from second quarter 2007 due to seasonality. We continued to conservatively manage growth in the auto portfolio, with receivables flat on a linked-quarter basis, and saw positive results from the additional collection capacity added late last year. Delinquencies have increased due to seasonality, but total and 90-day results improved over third quarter 2006. We continue to manage our store network and reduce redundancy. Through third quarter 2007, approximately 8 percent of our Wells Fargo Financial store locations have been closed and team members have been redeployed to other locations, which will improve the overall effectiveness and efficiency of our store operations.”
Wells Fargo Financial’s net income was $135 million in third quarter 2007, down 29 percent, or $56 million, from a year ago. For the first nine months of 2007, Wells Fargo Financial reported net income of $403 million, down 42 percent, or $291 million, from the same period of 2006. Prior year results included a $50 million reversal of the allowance for credit losses previously established for Hurricane Katrina. Third quarter 2007 revenue of $1.4 billion was virtually flat compared with third quarter 2006. Average loans reached $65.8 billion, up 11 percent from a year ago due primarily to 24 percent growth in the real estate loan portfolio. Noninterest expense increased 6 percent, or $38 million, to $728 million from a year ago, primarily due to increased collection capacity added in the auto business.
Recorded Message
A recorded message reviewing Wells Fargo’s results and characteristics of several of the loan portfolios will be available at 5:30 a.m. Pacific Time. The recorded call will be available through October 19, 2007. Dial 877-660-6853 (domestic) or 201-612-7415 (international). Enter account number 286# and conference ID 255747#. The call is also available on the internet at www.wellsfargo.com/ir and http://www.vcall.com/IC/CEPage.asp?ID=120904.
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements about the Company, including statements that:
•	loans and securities purchased in third quarter 2007 will benefit net interest margin in fourth quarter 2007;

•	credit losses in the home equity portfolio are likely to increase in fourth quarter 2007 and remain at elevated levels into 2008;

•	we believe the allowance for credit losses was adequate for losses inherent in the loan portfolio at September 30, 2007; and

•	redeployment of Wells Fargo Financial team members from store locations that have been closed to other store locations will improve the overall effectiveness and efficiency of store operations.
Do not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.
There are a number of factors that could cause results to differ significantly from our expectations, including further deterioration in the credit quality of our home equity, real estate, auto or other loan portfolios, or in the value of the collateral securing those loans, due to higher interest rates, increased unemployment, a decline in home or auto values, or other economic factors. For a discussion of factors that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as updated by our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.
Any factor described in this news release or in any document referred to in this news release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition.
Wells Fargo & Company is a diversified financial services company with $549 billion in assets, providing banking, insurance, investments, mortgage and consumer finance through almost 6,000 stores and the internet (wellsfargo.com) across North America and internationally. Wells Fargo Bank, N.A. is the only bank in the U.S., and one of only two banks worldwide, to have the highest credit rating from both Moody’s Investors Service, “Aaa,” and Standard & Poor’s Ratings Services, “AAA.”
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Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended Sept. 30	,	%	Nine months ended Sept. 30	,	%
($ in millions, except per share amounts)	2007	2006	Change	2007	2006	Change

For the Period
Net income	$2,283	$2,194	4%	$6,806	$6,301	8%
Diluted earnings per common share	0.68	0.64	6	2.01	1.85	9
Profitability ratios (annualized):
Net income to average total assets (ROA)	1.67%	1.76%	(5)	1.79%	1.73%	3
Net income to average stockholders’ equity (ROE)	19.12	20.00	(4)	19.44	19.89	(2)
Efficiency ratio (1)	55.8	56.9	(2)	57.4	58.3	(2)
Total revenue	$9,853	$8,934	10	$29,185	$26,278	11
Dividends declared per common share (2)	0.31	—	—	0.87	0.80	9
Dividends paid per common share	0.31	0.28	11	0.87	0.80	9
Average common shares outstanding	3,339.6	3,371.9	(1)	3,355.5	3,364.6	—
Diluted average common shares outstanding	3,374.0	3,416.0	(1)	3,392.9	3,405.5	—
Average loans	$350,683	$303,980	15	$334,801	$305,141	10
Average assets	541,533	494,679	9	508,992	487,182	4
Average core deposits (3)	306,135	269,725	13	299,142	263,818	13
Average retail core deposits (4)	228,633	214,294	7	226,799	214,358	6
Net interest margin	4.55%	4.79%	(5)	4.79%	4.80%	—
At Period End
Securities available for sale	$57,440	$52,635	9	$57,440	$52,635	9
Loans	362,922	307,491	18	362,922	307,491	18
Allowance for loan losses	3,829	3,799	1	3,829	3,799	1
Goodwill	12,018	11,192	7	12,018	11,192	7
Assets	548,727	483,441	14	548,727	483,441	14
Core deposits (3)	303,853	270,818	12	303,853	270,818	12
Stockholders’ equity	47,738	44,862	6	47,738	44,862	6
Capital ratios:
Stockholders’ equity to assets	8.70%	9.28%	(6)	8.70%	9.28%	(6)
Risk-based capital (5)
Tier 1 capital	8.21	8.74	(6)	8.21	8.74	(6)
Total capital	11.11	12.34	(10)	11.11	12.34	(10)
Tier 1 leverage (5)	7.29	7.41	(2)	7.29	7.41	(2)
Book value per common share	$14.36	$13.30	8	$14.36	$13.30	8
Team members (active, full-time equivalent)	158,800	156,400	2	158,800	156,400	2
Common Stock Price
High	$37.99	$36.89	3	$37.99	$36.89	3
Low	32.66	33.36	(2)	32.66	30.31	8
Period end	35.62	36.18	(2)	35.62	36.18	(2)

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	On April 25, 2006, the Company’s Board of Directors declared the second quarter 2006 cash dividend payable June 1, 2006. On June 27, 2006, the Board declared a two-for-one split in the form of a 100% stock dividend on the Company’s common stock and, at the same time, the third quarter 2006 cash dividend payable September 1, 2006.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances). During 2006, certain customer accounts (largely Wholesale Banking) were converted to deposit balances in the form of Eurodollar sweep accounts from off-balance sheet money market funds and repurchase agreements. Average core deposits included converted Eurodollar sweep accounts of $9,888 million and $3,343 million for the quarters ended September 30, 2007, and September 30, 2006, respectively. Average core deposits increased 11% from third quarter 2006, not including these converted balances.

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The September 30, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
($ in millions, except per share amounts)	2007	2007	2007	2006	2006

For the Quarter
Net income	$2,283	$2,279	$2,244	$2,181	$2,194
Diluted earnings per common share	0.68	0.67	0.66	0.64	0.64
Profitability ratios (annualized):
Net income to average total assets (ROA)	1.67%	1.82%	1.89%	1.79%	1.76%
Net income to average stockholders’ equity (ROE)	19.12	19.55	19.65	18.99	20.00
Efficiency ratio (1)	55.8	57.9	58.5	57.5	56.9
Total revenue	$9,853	$9,891	$9,441	$9,413	$8,934
Dividends declared per common share (2)	0.31	0.28	0.28	0.28	—
Dividends paid per common share	0.31	0.28	0.28	0.28	0.28
Average common shares outstanding	3,339.6	3,351.2	3,376.0	3,379.4	3,371.9
Diluted average common shares outstanding	3,374.0	3,389.3	3,416.1	3,424.0	3,416.0
Average loans	$350,683	$331,970	$321,429	$312,166	$303,980
Average assets	541,533	502,686	482,105	482,585	494,679
Average core deposits (3)	306,135	300,535	290,586	283,790	269,725
Average retail core deposits (4)	228,633	228,006	223,729	220,025	214,294
Net interest margin	4.55%	4.89%	4.95%	4.93%	4.79%
At Quarter End
Securities available for sale	$57,440	$72,179	$45,443	$42,629	$52,635
Loans	362,922	342,800	325,487	319,116	307,491
Allowance for loan losses	3,829	3,820	3,772	3,764	3,799
Goodwill	12,018	11,983	11,275	11,275	11,192
Assets	548,727	539,865	485,901	481,996	483,441
Core deposits (3)	303,853	300,602	296,469	288,068	270,818
Stockholders’ equity	47,738	47,301	46,135	45,876	44,862
Capital ratios:
Stockholders’ equity to assets	8.70%	8.76%	9.49%	9.52%	9.28%
Risk-based capital (5)
Tier 1 capital	8.21	8.57	8.70	8.95	8.74
Total capital	11.11	11.72	12.10	12.50	12.34
Tier 1 leverage (5)	7.29	7.90	7.83	7.89	7.41
Book value per common share	$14.36	$14.07	$13.77	$13.58	$13.30
Team members (active, full-time equivalent)	158,800	158,700	159,600	158,000	156,400
Common Stock Price
High	$37.99	$36.49	$36.64	$36.99	$36.89
Low	32.66	33.93	33.01	34.90	33.36
Period end	35.62	35.17	34.43	35.56	36.18

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	On April 25, 2006, the Company’s Board of Directors declared the second quarter 2006 cash dividend payable June 1, 2006. On June 27, 2006, the Board declared a two-for-one split in the form of a 100% stock dividend on the Company’s common stock and, at the same time, the third quarter 2006 cash dividend payable September 1, 2006.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, market rate and other savings, and certain foreign deposits (Eurodollar sweep balances). During 2006, certain customer accounts (largely Wholesale Banking) were converted to deposit balances in the form of Eurodollar sweep accounts from off-balance sheet money market funds and repurchase agreements. Average core deposits included converted Eurodollar sweep accounts of $9,888 million, $9,888 million, $9,888 million, $8,888 million and $3,343 million for the quarters ended September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively. Average core deposits increased 11% from third quarter 2006, not including these converted balances.

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The September 30, 2007, ratios are preliminary.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions, except per share amounts)	2007	2006	Change	2007	2006	Change

INTEREST INCOME
Trading assets	$37	$45	(18)%	$137	$179	(23)%
Securities available for sale	1,032	1,014	2	2,470	2,552	(3)
Mortgages held for sale	586	702	(17)	1,694	2,119	(20)
Loans held for sale	19	12	58	51	34	50
Loans	7,477	6,555	14	21,341	18,910	13
Other interest income	72	71	1	242	214	13

Total interest income	9,223	8,399	10	25,935	24,008	8

INTEREST EXPENSE
Deposits	2,218	1,997	11	6,016	5,273	14
Short-term borrowings	464	271	71	865	830	4
Long-term debt	1,261	1,084	16	3,568	3,004	19

Total interest expense	3,943	3,352	18	10,449	9,107	15

NET INTEREST INCOME	5,280	5,047	5	15,486	14,901	4
Provision for credit losses	892	613	46	2,327	1,478	57

Net interest income after provision for credit losses	4,388	4,434	(1)	13,159	13,423	(2)

NONINTEREST INCOME
Service charges on deposit accounts	837	707	18	2,262	1,995	13
Trust and investment fees	777	664	17	2,347	2,002	17
Card fees	561	464	21	1,548	1,266	22
Other fees	566	509	11	1,715	1,507	14
Mortgage banking	823	484	70	2,302	1,634	41
Operating leases	171	192	(11)	550	593	(7)
Insurance	329	313	5	1,160	1,041	11
Net gains (losses) on debt securities available for sale	160	121	32	149	(70)	—
Net gains from equity investments	173	159	9	512	482	6
Other	176	274	(36)	1,154	927	24

Total noninterest income	4,573	3,887	18	13,699	11,377	20

NONINTEREST EXPENSE
Salaries	1,933	1,769	9	5,707	5,195	10
Incentive compensation	802	710	13	2,444	2,092	17
Employee benefits	518	458	13	1,764	1,534	15
Equipment	295	294	—	924	913	1
Net occupancy	398	357	11	1,132	1,038	9
Operating leases	136	155	(12)	437	473	(8)
Other	1,419	1,338	6	4,346	4,086	6

Total noninterest expense	5,501	5,081	8	16,754	15,331	9

INCOME BEFORE INCOME TAX EXPENSE	3,460	3,240	7	10,104	9,469	7
Income tax expense	1,177	1,046	13	3,298	3,168	4

NET INCOME	$2,283	$2,194	4	$6,806	$6,301	8

EARNINGS PER COMMON SHARE	$0.69	$0.65	6	$2.03	$1.87	9
DILUTED EARNINGS PER COMMON SHARE	$0.68	$0.64	6	$2.01	$1.85	9
DIVIDENDS DECLARED PER COMMON SHARE	$0.31	$—	—	$0.87	$0.80	9
Average common shares outstanding	3,339.6	3,371.9	(1)	3,355.5	3,364.6	—
Diluted average common shares outstanding	3,374.0	3,416.0	(1)	3,392.9	3,405.5	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions, except per share amounts)	2007		2007		2007		2006		2006

INTEREST INCOME
Trading assets	$37		$47		$53		$46		$45
Securities available for sale	1,032		752		686		726		1,014
Mortgages held for sale	586		578		530		627		702
Loans held for sale	19		17		15		13		12
Loans	7,477		7,100		6,764		6,701		6,555
Other interest income	72		79		91		118		71

Total interest income	9,223		8,573		8,139		8,231		8,399

INTEREST EXPENSE
Deposits	2,218		1,941		1,857		1,901		1,997
Short-term borrowings	464		265		136		162		271
Long-term debt	1,261		1,171		1,136		1,118		1,084

Total interest expense	3,943		3,377		3,129		3,181		3,352

NET INTEREST INCOME	5,280		5,196		5,010		5,050		5,047
Provision for credit losses	892		720		715		726		613

Net interest income after provision for credit losses	4,388		4,476		4,295		4,324		4,434

NONINTEREST INCOME
Service charges on deposit accounts	837		740		685		695		707
Trust and investment fees	777		839		731		735		664
Card fees	561		517		470		481		464
Other fees	566		638		511		550		509
Mortgage banking	823		689		790		677		484
Operating leases	171		187		192		190		192
Insurance	329		432		399		299		313
Net gains (losses) on debt securities available for sale	160		(42)		31		51		121
Net gains from equity investments	173		242		97		256		159
Other	176		453		525		429		274

Total noninterest income	4,573		4,695		4,431		4,363		3,887

NONINTEREST EXPENSE
Salaries	1,933		1,907		1,867		1,812		1,769
Incentive compensation	802		900		742		793		710
Employee benefits	518		581		665		501		458
Equipment	295		292		337		339		294
Net occupancy	398		369		365		367		357
Operating leases	136		148		153		157		155
Other	1,419		1,530		1,397		1,442		1,338

Total noninterest expense	5,501		5,727		5,526		5,411		5,081

INCOME BEFORE INCOME TAX EXPENSE	3,460		3,444		3,200		3,276		3,240
Income tax expense	1,177		1,165		956		1,095		1,046

NET INCOME	$2,283		$2,279		$2,244		$2,181		$2,194

EARNINGS PER COMMON SHARE	$0.69		$0.68		$0.66		$0.65		$0.65
DILUTED EARNINGS PER COMMON SHARE	$0.68		$0.67		$0.66		$0.64		$0.64
DIVIDENDS DECLARED PER COMMON SHARE	$0.31		$0.28		$0.28		$0.28		$—
Average common shares outstanding	3,339.6		3,351.2		3,376.0		3,379.4		3,371.9
Diluted average common shares outstanding	3,374.0		3,389.3		3,416.1		3,424.0		3,416.0

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

				% Change
				Sept. 30, 2007 from
	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,	Dec. 31 ,	Sept. 30 ,
(in millions, except shares)	2007	2006	2006	2006	2006

ASSETS
Cash and due from banks	$12,200	$15,028	$12,591	(19)%	(3)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,546	6,078	4,079	(25)	11
Trading assets	7,298	5,607	5,300	30	38
Securities available for sale	57,440	42,629	52,635	35	9
Mortgages held for sale (includes $26,714 carried at fair	29,699	33,097	39,913	(10)	(26)
value at September 30, 2007)
Loans held for sale	1,011	721	617	40	64
Loans	362,922	319,116	307,491	14	18
Allowance for loan losses	(3,829)	(3,764)	(3,799)	2	1

Net loans	359,093	315,352	303,692	14	18

Mortgage servicing rights:
Measured at fair value (residential MSRs)	18,223	17,591	17,712	4	3
Amortized	460	377	328	22	40
Premises and equipment, net	5,002	4,698	4,645	6	8
Goodwill	12,018	11,275	11,192	7	7
Other assets	41,737	29,543	30,737	41	36

Total assets	$548,727	$481,996	$483,441	14	14

LIABILITIES
Noninterest-bearing deposits	$82,365	$89,119	$86,849	(8)	(5)
Interest-bearing deposits	252,591	221,124	227,470	14	11

Total deposits	334,956	310,243	314,319	8	7
Short-term borrowings	41,729	12,829	13,800	225	202
Accrued expenses and other liabilities	28,712	25,903	26,369	11	9
Long-term debt	95,592	87,145	84,091	10	14

Total liabilities	500,989	436,120	438,579	15	14

STOCKHOLDERS’ EQUITY
Preferred stock	545	384	465	42	17
Common stock – $1-2/3 par value, authorized 6,000,000,000 shares; issued 3,472,762,050 shares	5,788	5,788	5,788	—	—
Additional paid-in capital	8,089	7,739	7,667	5	6
Retained earnings	38,817	35,277	34,080	10	14
Cumulative other comprehensive income	291	302	633	(4)	(54)
Treasury stock – 147,535,970 shares, 95,612,189 shares and 100,057,636 shares	(5,209)	(3,203)	(3,273)	63	59
Unearned ESOP shares	(583)	(411)	(498)	42	17

Total stockholders’ equity	47,738	45,876	44,862	4	6

Total liabilities and stockholders’ equity	$548,727	$481,996	$483,441	14	14

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2007	2007	2007	2006	2006

ASSETS
Cash and due from banks	$12,200	$12,714	$12,485	$15,028	$12,591
Federal funds sold, securities purchased under resale agreements and other short-term investments	4,546	5,163	4,668	6,078	4,079
Trading assets	7,298	7,289	6,525	5,607	5,300
Securities available for sale	57,440	72,179	45,443	42,629	52,635
Mortgages held for sale	29,699	34,580	32,286	33,097	39,913
Loans held for sale	1,011	887	829	721	617
Loans	362,922	342,800	325,487	319,116	307,491
Allowance for loan losses	(3,829)	(3,820)	(3,772)	(3,764)	(3,799)

Net loans	359,093	338,980	321,715	315,352	303,692

Mortgage servicing rights:
Measured at fair value (residential MSRs)	18,223	18,733	17,779	17,591	17,712
Amortized	460	418	400	377	328
Premises and equipment, net	5,002	4,973	4,864	4,698	4,645
Goodwill	12,018	11,983	11,275	11,275	11,192
Other assets	41,737	31,966	27,632	29,543	30,737

Total assets	$548,727	$539,865	$485,901	$481,996	$483,441

LIABILITIES
Noninterest-bearing deposits	$82,365	$89,809	$89,067	$89,119	$86,849
Interest-bearing deposits	252,591	234,934	222,090	221,124	227,470

Total deposits	334,956	324,743	311,157	310,243	314,319
Short-term borrowings	41,729	40,838	13,181	12,829	13,800
Accrued expenses and other liabilities	28,712	33,153	25,101	25,903	26,369
Long-term debt	95,592	93,830	90,327	87,145	84,091

Total liabilities	500,989	492,564	439,766	436,120	438,579

STOCKHOLDERS’ EQUITY
Preferred stock	545	637	740	384	465
Common stock	5,788	5,788	5,788	5,788	5,788
Additional paid-in capital	8,089	8,027	7,875	7,739	7,667
Retained earnings	38,817	37,665	36,439	35,277	34,080
Cumulative other comprehensive income (loss)	291	(236)	289	302	633
Treasury stock	(5,209)	(3,898)	(4,204)	(3,203)	(3,273)
Unearned ESOP shares	(583)	(682)	(792)	(411)	(498)

Total stockholders’ equity	47,738	47,301	46,135	45,876	44,862

Total liabilities and stockholders’ equity	$548,727	$539,865	$485,901	$481,996	$483,441

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2007		2007		2007		2006		2006

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,219		$4,849		$5,867		$7,751		$4,247
Trading assets	4,043		4,572		4,305		3,950		3,880
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	871		839		753		786		912
Securities of U.S. states and political subdivisions	5,021		4,383		3,532		3,406		3,240
Mortgage-backed securities:
Federal agencies	52,681		35,406		30,640		31,718		47,009
Private collateralized mortgage obligations	4,026		3,816		3,993		5,130		7,696

Total mortgage-backed securities	56,707		39,222		34,633		36,848		54,705
Other debt securities (1)	5,822		5,090		5,778		6,406		6,865

Total debt securities available for sale (1)	68,421		49,534		44,696		47,446		65,722
Mortgages held for sale (2)	35,552		36,060		32,343		37,878		42,369
Loans held for sale	960		864		794		659		622
Loans:
Commercial and commercial real estate:
Commercial	79,713		73,932		71,063		68,402		66,216
Other real estate mortgage	32,641		31,736		30,590		29,882		29,851
Real estate construction	16,914		16,393		15,892		15,775		15,073
Lease financing	6,026		5,559		5,503		5,500		5,385

Total commercial and commercial real estate	135,294		127,620		123,048		119,559		116,525
Consumer:
Real estate 1-4 family first mortgage	63,929		58,283		54,444		50,836		50,138
Real estate 1-4 family junior lien mortgage	73,476		70,390		69,079		68,208		65,991
Credit card	16,261		14,950		14,557		13,737		12,810
Other revolving credit and installment	54,165		53,464		53,539		53,206		51,988

Total consumer	207,831		197,087		191,619		185,987		180,927
Foreign	7,558		7,263		6,762		6,620		6,528

Total loans (2)	350,683		331,970		321,429		312,166		303,980
Other	1,396		1,329		1,327		1,333		1,348

Total earning assets	$465,274		$429,178		$410,761		$411,183		$422,168

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,160		$5,193		$4,615		$4,477		$4,370
Market rate and other savings	149,194		145,185		140,934		135,673		132,906
Savings certificates	41,080		39,729		38,514		36,382		33,909
Other time deposits	10,948		4,574		9,312		19,838		36,920
Deposits in foreign offices	41,326		32,841		27,647		24,425		22,303

Total interest-bearing deposits	247,708		227,522		221,022		220,795		230,408
Short-term borrowings	36,415		21,066		11,498		13,470		21,539
Long-term debt	94,686		90,931		89,027		85,809		84,112

Total interest-bearing liabilities	378,809		339,519		321,547		320,074		336,059
Portion of noninterest-bearing funding sources	86,465		89,659		89,214		91,109		86,109

Total funding sources	$465,274		$429,178		$410,761		$411,183		$422,168

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,579		$11,655		$11,862		$12,379		$12,159
Goodwill	12,008		11,435		11,274		11,259		11,156
Other	52,672		50,418		48,208		47,764		49,196

Total noninterest-earning assets	$76,259		$73,508		$71,344		$71,402		$72,511

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,991		$91,256		$88,769		$91,259		$89,245
Other liabilities	26,351		25,159		25,474		25,687		25,839
Stockholders’ equity	47,382		46,752		46,315		45,565		43,536
Noninterest-bearing funding sources used to fund earning assets	(86,465)		(89,659)		(89,214)		(91,109)		(86,109)

Net noninterest-bearing funding sources	$76,259		$73,508		$71,344		$71,402		$72,511

TOTAL ASSETS	$541,533		$502,686		$482,105		$482,585		$494,679

(1)	Includes certain preferred securities.

(2)	Nonaccrual loans are included in their respective loan categories.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Nine months ended Sept. 30,
(in millions)	2007	2006

Balance, beginning of period	$45,876	$40,660
Cumulative effect from adoption of:
FAS 156 (1)	—	101
FSP 13-2 (2)	(71)	—
Net income	6,806	6,301
Other comprehensive income (loss), net of tax, related to:
Translation adjustments	24	4
Investment securities and other interests held	(226)	(6)
Derivative instruments and hedging activities	174	(27)
Defined benefit pension plans	17	(3)
Common stock issued	1,531	1,419
Common stock issued for acquisitions	649	—
Common stock repurchased	(4,765)	(1,566)
Preferred stock released to ESOP	323	274
Common stock dividends	(2,919)	(2,695)
Other, net	319	400

Balance, end of period	$47,738	$44,862

(1)	Financial Accounting Standard No. 156, Accounting for Servicing of Financial Assets – an amendment of FASB Statement No. 140.

(2)	FASB Staff Position 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Related to Income Taxes Generated by a Leveraged Lease Transaction.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2007		2007		2007		2006		2006

Commercial and commercial real estate:
Commercial	$82,598		$77,560		$72,268		$70,404		$66,797
Other real estate mortgage	33,227		32,336		31,542		30,112		29,914
Real estate construction	17,301		16,552		15,869		15,935		15,397
Lease financing	6,089		5,979		5,494		5,614		5,443

Total commercial and commercial real estate	139,215		132,427		125,173		122,065		117,551
Consumer:
Real estate 1-4 family first mortgage	66,877		61,177		55,982		53,228		49,765
Real estate 1-4 family junior lien mortgage	74,632		72,398		69,489		68,926		67,185
Credit card	17,129		15,567		14,594		14,697		13,343
Other revolving credit and installment	57,180		53,701		53,445		53,534		53,080

Total consumer	215,818		202,843		193,510		190,385		183,373
Foreign	7,889		7,530		6,804		6,666		6,567

Total loans (net of unearned income)	$362,922		$342,800		$325,487		$319,116		$307,491

FIVE QUARTER NONACCRUAL LOANS AND OTHER ASSETS

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2007	2007	2007	2006	2006

Nonaccrual loans:
Commercial and commercial real estate:
Commercial	$399	$395	$350	$331	$256
Other real estate mortgage	133	129	114	105	116
Real estate construction	188	81	82	78	90
Lease financing	38	29	31	29	27

Total commercial and commercial real estate	758	634	577	543	489
Consumer:
Real estate 1-4 family first mortgage (1)	886	663	701	688	595
Real estate 1-4 family junior lien mortgage	238	228	233	212	200
Other revolving credit and installment	160	155	195	180	167

Total consumer	1,284	1,046	1,129	1,080	962
Foreign	46	53	46	43	38

Total nonaccrual loans	2,088	1,733	1,752	1,666	1,489
As a percentage of total loans	0.58%	0.51%	0.54%	0.52%	0.48%
Foreclosed assets:
GNMA loans (2)	487	423	381	322	266
Other	603	554	528	423	342
Real estate and other nonaccrual investments (3)	5	5	5	5	3

Total nonaccrual loans and other assets	$3,183	$2,715	$2,666	$2,416	$2,100

As a percentage of total loans	0.88%	0.79%	0.82%	0.76%	0.68%

(1)	Includes nonaccrual mortgages held for sale.

(2)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are fully collectible because the GNMA loans are insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs.

(3)	Includes real estate investments (contingent interest loans accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans.

Wells Fargo & Company and Subsidiaries
CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended			Nine months ended
	Sept. 30 ,	June 30 ,	Sept. 30 ,	Sept. 30 ,	Sept. 30 ,
(in millions)	2007	2007	2006	2007	2006

Balance, beginning of period	$4,007	$3,965	$4,035	$3,964	$4,057
Provision for credit losses	892	720	613	2,327	1,478
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(155)	(127)	(103)	(408)	(275)
Other real estate mortgage	—	(1)	(1)	(2)	(3)
Real estate construction	(3)	(2)	(1)	(5)	(1)
Lease financing	(8)	(9)	(6)	(24)	(22)

Total commercial and commercial real estate	(166)	(139)	(111)	(439)	(301)
Consumer:
Real estate 1-4 family first mortgage	(22)	(25)	(30)	(71)	(81)
Real estate 1-4 family junior lien mortgage	(167)	(107)	(36)	(357)	(98)
Credit card	(205)	(191)	(133)	(579)	(351)
Other revolving credit and installment	(473)	(434)	(501)	(1,381)	(1,172)

Total consumer	(867)	(757)	(700)	(2,388)	(1,702)
Foreign	(69)	(64)	(74)	(195)	(222)

Total loan charge-offs	(1,102)	(960)	(885)	(3,022)	(2,225)

Loan recoveries:
Commercial and commercial real estate:
Commercial	35	25	26	84	84
Other real estate mortgage	2	3	8	7	14
Real estate construction	1	—	—	2	2
Lease financing	3	4	4	12	16

Total commercial and commercial real estate	41	32	38	105	116
Consumer:
Real estate 1-4 family first mortgage	6	6	8	18	20
Real estate 1-4 family junior lien mortgage	14	16	9	39	27
Credit card	29	30	23	90	72
Other revolving credit and installment	105	139	124	393	401

Total consumer	154	191	164	540	520
Foreign	15	17	20	50	61

Total loan recoveries	210	240	222	695	697

Net loan charge-offs	(892)	(720)	(663)	(2,327)	(1,528)

Allowances related to business combinations/other	11	42	(7)	54	(29)

Balance, end of period	$4,018	$4,007	$3,978	$4,018	$3,978

Components:
Allowance for loan losses	$3,829	$3,820	$3,799	$3,829	$3,799
Reserve for unfunded credit commitments	189	187	179	189	179

Allowance for credit losses	$4,018	$4,007	$3,978	$4,018	$3,978

Net loan charge-offs (annualized) as a percentage of average total loans	1.01%	0.87%	0.86%	0.93%	0.67%

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN THE ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2007	2007	2007	2006	2006

Balance, beginning of quarter	$4,007	$3,965	$3,964	$3,978	$4,035
Provision for credit losses	892	720	715	726	613
Loan charge-offs:
Commercial and commercial real estate:
Commercial	(155)	(127)	(126)	(139)	(103)
Other real estate mortgage	—	(1)	(1)	(2)	(1)
Real estate construction	(3)	(2)	—	(1)	(1)
Lease financing	(8)	(9)	(7)	(8)	(6)

Total commercial and commercial real estate	(166)	(139)	(134)	(150)	(111)
Consumer:
Real estate 1-4 family first mortgage	(22)	(25)	(24)	(22)	(30)
Real estate 1-4 family junior lien mortgage	(167)	(107)	(83)	(56)	(36)
Credit card	(205)	(191)	(183)	(154)	(133)
Other revolving credit and installment	(473)	(434)	(474)	(513)	(501)

Total consumer	(867)	(757)	(764)	(745)	(700)
Foreign	(69)	(64)	(62)	(59)	(74)

Total loan charge-offs	(1,102)	(960)	(960)	(954)	(885)

Loan recoveries:
Commercial and commercial real estate:
Commercial	35	25	24	27	26
Other real estate mortgage	2	3	2	5	8
Real estate construction	1	—	1	1	—
Lease financing	3	4	5	5	4

Total commercial and commercial real estate	41	32	32	38	38
Consumer:
Real estate 1-4 family first mortgage	6	6	6	6	8
Real estate 1-4 family junior lien mortgage	14	16	9	9	9
Credit card	29	30	31	24	23
Other revolving credit and installment	105	139	149	136	124

Total consumer	154	191	195	175	164
Foreign	15	17	18	15	20

Total loan recoveries	210	240	245	228	222

Net loan charge-offs	(892)	(720)	(715)	(726)	(663)

Allowances related to business combinations/other	11	42	1	(14)	(7)

Balance, end of quarter	$4,018	$4,007	$3,965	$3,964	$3,978

Components:
Allowance for loan losses	$3,829	$3,820	$3,772	$3,764	$3,799
Reserve for unfunded credit commitments	189	187	193	200	179

Allowance for credit losses	$4,018	$4,007	$3,965	$3,964	$3,978

Net loan charge-offs (annualized) as a percentage of average total loans	1.01%	0.87%	0.90%	0.92%	0.86%
Allowance for loan losses as a percentage of:
Total loans	1.06%	1.11%	1.16%	1.18%	1.24%
Nonaccrual loans	183	220	215	226	255
Nonaccrual loans and other assets	120	141	141	156	181
Allowance for credit losses as a percentage of:
Total loans	1.11%	1.17%	1.22%	1.24%	1.29%
Nonaccrual loans	192	231	226	238	267
Nonaccrual loans and other assets	126	148	149	164	189

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions)	2007	2006	Change	2007	2006	Change

Service charges on deposit accounts	$837	$707	18%	$2,262	$1,995	13%
Trust and investment fees:
Trust, investment and IRA fees	573	508	13	1,720	1,508	14
Commissions and all other fees	204	156	31	627	494	27

Total trust and investment fees	777	664	17	2,347	2,002	17
Card fees	561	464	21	1,548	1,266	22
Other fees:
Cash network fees	51	48	6	146	140	4
Charges and fees on loans	246	244	1	737	735	—
All other fees	269	217	24	832	632	32

Total other fees	566	509	11	1,715	1,507	14
Mortgage banking:
Servicing income, net	797	188	324	968	579	67
Net gains (losses) on mortgage loan origination/sales activities	(61)	179	—	1,069	811	32
All other	87	117	(26)	265	244	9

Total mortgage banking	823	484	70	2,302	1,634	41
Operating leases	171	192	(11)	550	593	(7)
Insurance	329	313	5	1,160	1,041	11
Net gains (losses) from trading activities	(43)	106	—	482	331	46
Net gains (losses) on debt securities available for sale	160	121	32	149	(70)	—
Net gains from equity investments	173	159	9	512	482	6
All other	219	168	30	672	596	13

Total	$4,573	$3,887	18	$13,699	$11,377	20

NONINTEREST EXPENSE

	Quarter ended Sept. 30,		%	Nine months ended Sept. 30,		%
(in millions)	2007	2006	Change	2007	2006	Change

Salaries	$1,933	$1,769	9%	$5,707	$5,195	10%
Incentive compensation	802	710	13	2,444	2,092	17
Employee benefits	518	458	13	1,764	1,534	15
Equipment	295	294	—	924	913	1
Net occupancy	398	357	11	1,132	1,038	9
Operating leases	136	155	(12)	437	473	(8)
Outside professional services	222	240	(8)	649	669	(3)
Contract services	103	143	(28)	334	414	(19)
Travel and entertainment	113	132	(14)	340	401	(15)
Advertising and promotion	108	123	(12)	312	354	(12)
Outside data processing	123	111	11	355	324	10
Postage	88	75	17	260	235	11
Telecommunications	79	70	13	241	213	13
Insurance	81	43	88	357	218	64
Stationery and supplies	54	57	(5)	159	163	(2)
Operating losses	55	33	67	199	140	42
Security	42	43	(2)	129	130	(1)
Core deposit intangibles	28	28	—	81	85	(5)
All other	323	240	35	930	740	26

Total	$5,501	$5,081	8	$16,754	$15,331	9

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2007	2007	2007		2006		2006

Service charges on deposit accounts	$837	$740	$685		$695		$707
Trust and investment fees:
Trust, investment and IRA fees	573	610	537		525		508
Commissions and all other fees	204	229	194		210		156

Total trust and investment fees	777	839	731		735		664
Card fees	561	517	470		481		464
Other fees:
Cash network fees	51	50	45		44		48
Charges and fees on loans	246	253	238		241		244
All other fees	269	335	228		265		217

Total other fees	566	638	511		550		509
Mortgage banking:
Servicing income, net	797	(45)	216		314		188
Net gains (losses) on mortgage loan origination/sales activities	(61)	635	495		305		179
All other	87	99	79		58		117

Total mortgage banking	823	689	790		677		484
Operating leases	171	187	192		190		192
Insurance	329	432	399		299		313
Net gains (losses) from trading activities	(43)	260	265		213		106
Net gains (losses) on debt securities available for sale	160	(42)	31		51		121
Net gains from equity investments	173	242	97		256		159
All other	219	193	260		216		168

Total	$4,573	$4,695	$4,431		$4,363		$3,887

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2007		2007		2007		2006		2006

Salaries	$1,933		$1,907		$1,867		$1,812		$1,769
Incentive compensation	802		900		742		793		710
Employee benefits	518		581		665		501		458
Equipment	295		292		337		339		294
Net occupancy	398		369		365		367		357
Operating leases	136		148		153		157		155
Outside professional services	222		235		192		273		240
Contract services	103		113		118		165		143
Travel and entertainment	113		118		109		141		132
Advertising and promotion	108		113		91		102		123
Outside data processing	123		121		111		113		111
Postage	88		85		87		77		75
Telecommunications	79		81		81		66		70
Insurance	81		148		128		39		43
Stationery and supplies	54		52		53		60		57
Operating losses	55		57		87		40		33
Security	42		44		43		49		43
Core deposit intangibles	28		27		26		27		28
All other	323		336		271		290		240

Total	$5,501		$5,727		$5,526		$5,411		$5,081

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended Sept. 30,
	2007			2006
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,219	5.01%	$53	$4,247	5.00%	$53
Trading assets	4,043	3.69	37	3,880	5.19	51
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	871	4.27	10	912	4.42	10
Securities of U.S. states and political subdivisions	5,021	7.31	90	3,240	7.99	63
Mortgage-backed securities:
Federal agencies	52,681	6.03	794	47,009	6.09	716
Private collateralized mortgage obligations	4,026	6.22	62	7,696	6.78	129

Total mortgage-backed securities	56,707	6.05	856	54,705	6.19	845
Other debt securities (4)	5,822	7.67	114	6,865	6.80	116

Total debt securities available for sale (4)	68,421	6.26	1,070	65,722	6.31	1,034
Mortgages held for sale (5)	35,552	6.59	586	42,369	6.63	702
Loans held for sale	960	7.79	19	622	7.73	12
Loans:
Commercial and commercial real estate:
Commercial	79,713	8.24	1,655	66,216	8.36	1,395
Other real estate mortgage	32,641	7.42	610	29,851	7.47	562
Real estate construction	16,914	7.94	338	15,073	8.13	309
Lease financing	6,026	5.78	87	5,385	5.65	76

Total commercial and commercial real estate	135,294	7.90	2,690	116,525	7.98	2,342
Consumer:
Real estate 1-4 family first mortgage	63,929	7.26	1,162	50,138	7.54	951
Real estate 1-4 family junior lien mortgage	73,476	8.19	1,515	65,991	8.14	1,353
Credit card	16,261	13.68	557	12,810	13.45	431
Other revolving credit and installment	54,165	9.79	1,336	51,988	9.75	1,278

Total consumer	207,831	8.75	4,570	180,927	8.81	4,013
Foreign	7,558	11.62	221	6,528	12.42	204

Total loans (5)	350,683	8.48	7,481	303,980	8.57	6,559
Other	1,396	5.01	20	1,348	5.12	18

Total earning assets	$465,274	7.92	9,266	$422,168	7.95	8,429

FUNDING SOURCES
Deposits:
Interest-bearing checking	$5,160	3.20	42	$4,370	3.24	36
Market rate and other savings	149,194	2.89	1,085	132,906	2.55	854
Savings certificates	41,080	4.38	454	33,909	4.03	344
Other time deposits	10,948	5.10	140	36,920	5.27	491
Deposits in foreign offices	41,326	4.77	497	22,303	4.84	272

Total interest-bearing deposits	247,708	3.55	2,218	230,408	3.44	1,997
Short-term borrowings	36,415	5.06	464	21,539	4.99	271
Long-term debt	94,686	5.33	1,267	84,112	5.13	1,084

Total interest-bearing liabilities	378,809	4.14	3,949	336,059	3.96	3,352
Portion of noninterest-bearing funding sources	86,465	—	—	86,109	—	—

Total funding sources	$465,274	3.37	3,949	$422,168	3.16	3,352

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.55%	$5,317		4.79%	$5,077

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,579			$12,159
Goodwill	12,008			11,156
Other	52,672			49,196

Total noninterest-earning assets	$76,259			$72,511

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$88,991			$89,245
Other liabilities	26,351			25,839
Stockholders’ equity	47,382			43,536
Noninterest-bearing funding sources used to fund earning assets	(86,465)			(86,109)

Net noninterest-bearing funding sources	$76,259			$72,511

TOTAL ASSETS	$541,533			$494,679

(1)	Our average prime rate was 8.18% and 8.25% for the quarters ended September 30, 2007 and 2006, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.44% and 5.43% for the same quarters, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended Sept. 30,
	2007			2006
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

EARNING ASSETS
Federal funds sold, securities purchased under resale agreements and other short-term investments	$4,972	5.09%	$189	$4,761	4.58%	$163
Trading assets	4,306	4.70	151	5,298	4.91	195
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	821	4.29	27	905	4.38	30
Securities of U.S. states and political subdivisions	4,318	7.36	232	3,120	8.11	183
Mortgage-backed securities:
Federal agencies	39,656	6.08	1,794	38,366	5.99	1,723
Private collateralized mortgage obligations	3,945	6.32	185	7,149	6.65	352

Total mortgage-backed securities	43,601	6.10	1,979	45,515	6.10	2,075
Other debt securities (4)	5,564	7.57	316	6,136	7.06	324

Total debt securities available for sale (4)	54,304	6.32	2,554	55,676	6.28	2,612
Mortgages held for sale (5)	34,664	6.52	1,694	44,533	6.34	2,119
Loans held for sale	873	7.78	51	619	7.33	34
Loans:
Commercial and commercial real estate:
Commercial	74,934	8.28	4,641	64,816	8.07	3,914
Other real estate mortgage	31,663	7.44	1,762	29,162	7.26	1,585
Real estate construction	16,404	7.97	978	14,485	7.89	854
Lease financing	5,698	5.82	249	5,416	5.74	233

Total commercial and commercial real estate	128,699	7.92	7,630	113,879	7.73	6,586
Consumer:
Real estate 1-4 family first mortgage	58,920	7.31	3,228	59,758	7.20	3,221
Real estate 1-4 family junior lien mortgage	70,998	8.19	4,348	62,923	7.91	3,723
Credit card	15,262	13.89	1,590	12,178	13.29	1,213
Other revolving credit and installment	53,725	9.77	3,926	50,152	9.57	3,592

Total consumer	198,905	8.79	13,092	185,011	8.49	11,749
Foreign	7,197	11.72	631	6,251	12.53	587

Total loans (5)	334,801	8.52	21,353	305,141	8.29	18,922
Other	1,351	5.11	54	1,366	4.90	50

Total earning assets	$435,271	8.00	26,046	$417,394	7.72	24,095

FUNDING SOURCES
Deposits:
Interest-bearing checking	$4,991	3.23	121	$4,243	2.77	88
Market rate and other savings	145,135	2.83	3,070	133,767	2.31	2,307
Savings certificates	39,784	4.40	1,308	30,997	3.75	868
Other time deposits	8,284	5.06	313	36,324	4.94	1,343
Deposits in foreign offices	33,988	4.73	1,204	19,477	4.58	667

Total interest-bearing deposits	232,182	3.46	6,016	224,808	3.14	5,273
Short-term borrowings	23,084	5.01	865	24,168	4.59	830
Long-term debt	91,569	5.22	3,579	83,437	4.81	3,004

Total interest-bearing liabilities	346,835	4.03	10,460	332,413	3.66	9,107
Portion of noninterest-bearing funding sources	88,436	—	—	84,981	—	—

Total funding sources	$435,271	3.21	10,460	$417,394	2.92	9,107

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.79%	$15,586		4.80%	$14,988

NONINTEREST-EARNING ASSETS
Cash and due from banks	$11,698			$12,495
Goodwill	11,575			11,066
Other	50,448			46,227

Total noninterest-earning assets	$73,721			$69,788

NONINTEREST-BEARING FUNDING SOURCES
Deposits	$89,673			$88,395
Other liabilities	25,664			24,007
Stockholders’ equity	46,820			42,367
Noninterest-bearing funding sources used to fund earning assets	(88,436)			(84,981)

Net noninterest-bearing funding sources	$73,721			$69,788

TOTAL ASSETS	$508,992			$487,182

(1)	Our average prime rate was 8.23% and 7.86% for the nine months ended September 30, 2007 and 2006, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 5.39% and 5.14% for the same periods, respectively.

(2)	Interest rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions,	Community		Wholesale		Wells Fargo		Consolidated
average balances in billions)	Banking		Banking		Financial		Company

Quarter ended September 30,	2007	2006	2007	2006	2007	2006	2007	2006
Net interest income	$3,367	$3,292	$854	$751	$1,059	$1,004	$5,280	$5,047
Provision for credit losses	446	236	19	—	427	377	892	613
Noninterest income	3,110	2,492	1,149	1,033	314	362	4,573	3,887
Noninterest expense	3,619	3,392	1,154	999	728	690	5,501	5,081

Income before income tax expense	2,412	2,156	830	785	218	299	3,460	3,240
Income tax expense	807	663	287	275	83	108	1,177	1,046

Net income	$1,605	$1,493	$543	$510	$135	$191	$2,283	$2,194

Average loans	$197.4	$172.5	$87.5	$72.3	$65.8	$59.2	$350.7	$304.0
Average assets (2)	348.2	326.7	115.8	97.5	71.7	64.7	541.5	494.7
Average core deposits	250.6	233.1	55.5	36.5	—	0.1	306.1	269.7
Nine months ended September 30,
Net interest income	$9,890	$9,869	$2,449	$2,137	$3,147	$2,895	$15,486	$14,901
Provision (reversal of provision) for credit losses	1,105	612	33	(9)	1,189	875	2,327	1,478
Noninterest income	8,988	7,033	3,750	3,214	961	1,130	13,699	11,377
Noninterest expense	10,926	10,264	3,560	3,009	2,268	2,058	16,754	15,331

Income before income tax expense	6,847	6,026	2,606	2,351	651	1,092	10,104	9,469
Income tax expense	2,137	1,946	913	824	248	398	3,298	3,168

Net income	$4,710	$4,080	$1,693	$1,527	$403	$694	$6,806	$6,301

Average loans	$188.2	$178.8	$82.4	$70.1	$64.2	$56.2	$334.8	$305.1
Average assets (2)	325.1	322.9	108.1	96.9	70.0	61.6	509.0	487.2
Average core deposits	248.5	231.4	50.6	32.3	—	0.1	299.1	263.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect a change in the allocation of income taxes for management reporting adopted in second quarter 2007, results for prior periods have been revised.

(2)	The Consolidated Company balance includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(income/expense in millions, average balances in billions)	2007		2007		2007		2006		2006

COMMUNITY BANKING
Net interest income	$3,367		$3,299		$3,224		$3,248		$3,292
Provision for credit losses	446		353		306		275		236
Noninterest income	3,110		3,031		2,847		2,882		2,492
Noninterest expense	3,619		3,667		3,640		3,558		3,392

Income before income tax expense	2,412		2,310		2,125		2,297		2,156
Income tax expense	807		757		573		765		663

Net income	$1,605		$1,553		$1,552		$1,532		$1,493

Average loans	$197.4		$186.6		$180.8		$175.7		$172.5
Average assets	348.2		320.0		307.0		311.9		326.7
Average core deposits	250.6		250.9		243.9		239.8		233.1
WHOLESALE BANKING
Net interest income	$854		$814		$781		$787		$751
Provision for credit losses	19		1		13		25		—
Noninterest income	1,149		1,336		1,265		1,096		1,033
Noninterest expense	1,154		1,269		1,137		1,105		999

Income before income tax expense	830		880		896		753		785
Income tax expense	287		310		316		262		275

Net income	$543		$570		$580		$491		$510

Average loans	$87.5		$81.4		$77.9		$75.0		$72.3
Average assets	115.8		107.1		101.0		97.9		97.5
Average core deposits	55.5		49.6		46.7		44.0		36.5
WELLS FARGO FINANCIAL
Net interest income	$1,059		$1,083		$1,005		$1,015		$1,004
Provision for credit losses	427		366		396		426		377
Noninterest income	314		328		319		385		362
Noninterest expense	728		791		749		748		690

Income before income tax expense	218		254		179		226		299
Income tax expense	83		98		67		68		108

Net income	$135		$156		$112		$158		$191

Average loans	$65.8		$64.0		$62.7		$61.5		$59.2
Average assets	71.7		69.8		68.3		67.0		64.7
Average core deposits	—		—		—		—		0.1
CONSOLIDATED COMPANY
Net interest income	$5,280		$5,196		$5,010		$5,050		$5,047
Provision for credit losses	892		720		715		726		613
Noninterest income	4,573		4,695		4,431		4,363		3,887
Noninterest expense	5,501		5,727		5,526		5,411		5,081

Income before income tax expense	3,460		3,444		3,200		3,276		3,240
Income tax expense	1,177		1,165		956		1,095		1,046

Net income	$2,283		$2,279		$2,244		$2,181		$2,194

Average loans	$350.7		$332.0		$321.4		$312.2		$304.0
Average assets (2)	541.5		502.7		482.1		482.6		494.7
Average core deposits	306.1		300.5		290.6		283.8		269.7

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. If the management structure and/or the allocation process changes, allocations, transfers and assignments may change. To reflect a change in the allocation of income taxes for management reporting adopted in second quarter 2007, results for prior periods have been revised.

(2)	The Consolidated Company includes unallocated goodwill held at the enterprise level of $5.8 billion for all periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2007	2007	2007	2006	2006

Residential MSRs measured using the fair value method:
Fair value, beginning of quarter	$18,733	$17,779	$17,591	$17,712	$15,650
Purchases	188	142	159	222	2,907
Servicing from securitizations or asset transfers	951	1,029	828	843	965
Sales	(292)	(1,422)	—	(469)	—

Net additions (reductions)	847	(251)	987	596	3,872
Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(638)	2,013	(11)	66	(1,147)
Other changes in fair value (2)	(719)	(808)	(788)	(783)	(663)

Total changes in fair value	(1,357)	1,205	(799)	(717)	(1,810)
Fair value, end of quarter	$18,223	$18,733	$17,779	$17,591	$17,712

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in millions)	2007		2007		2007		2006		2006

Amortized MSRs:
Balance, beginning of quarter	$418		$400		$377		$328		$175
Purchases	46		26		29		53		161
Servicing from securitizations or asset transfers	12		11		10		9		2
Amortization	(16)		(19)		(16)		(13)		(10)

Balance, end of quarter (1)	$460		$418		$400		$377		$328

Fair value of amortized MSRs:
Beginning of quarter	$561		$484		$457		$440		$252
End of quarter	602		561		484		457		440

(1)	There was no valuation allowance recorded for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in millions)	2007	2007	2007	2006	2006

Servicing income, net:
Servicing fees (1)	$970	$1,007	$1,054	$1,011	$947
Changes in fair value of residential MSRs:
Due to changes in valuation model inputs or assumptions (2)	(638)	2,013	(11)	66	(1,147)
Other changes in fair value (3)	(719)	(808)	(788)	(783)	(663)

Total changes in fair value of residential MSRs	(1,357)	1,205	(799)	(717)	(1,810)
Amortization	(16)	(19)	(16)	(13)	(10)
Net derivative gains (losses) from economic hedges (4)	1,200	(2,238)	(23)	33	1,061

Total servicing income, net	$797	$(45)	$216	$314	$188

Market-related valuation changes to MSRs, net of hedge results (2) + (4)	$562	$(225)	$(34)	$99	$(86)

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Sept. 30 ,	June 30 ,	Mar. 31 ,	Dec. 31 ,	Sept. 30 ,
(in billions)	2007	2007	2007	2006	2006

Managed servicing portfolio:
Loans serviced for others (1)	$1,380	$1,347	$1,309	$1,280	$1,235
Owned loans serviced (2)	97	96	88	86	90

Total owned servicing	1,477	1,443	1,397	1,366	1,325
Sub-servicing	22	24	26	19	20

Total managed servicing portfolio	$1,499	$1,467	$1,423	$1,385	$1,345

Ratio of MSRs to related loans serviced for others	1.35%	1.42%	1.39%	1.41%	1.46%
Weighted-average note rate (owned servicing only)	5.98%	5.95%	5.93%	5.92%	5.86%

(1)	Consists of 1-4 family first mortgage and commercial mortgage loans.

(2)	Consists of mortgages held for sale and 1-4 family first mortgage loans.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2007		2007		2007		2006		2006

Application Data:
Wells Fargo Home Mortgage first mortgage quarterly applications	$95		$114		$113		$90		$95
Refinances as a percentage of applications	40%		40%		46%		50%		41%
Wells Fargo Home Mortgage first mortgage unclosed pipeline, at quarter end	$45		$56		$57		$48		$55

	Quarter ended
	Sept. 30	,	June 30	,	Mar. 31	,	Dec. 31	,	Sept. 30	,
(in billions)	2007		2007		2007		2006		2006

Residential Real Estate Originations: (1)
Quarter:
Wells Fargo Home Mortgage first mortgage loans:
Retail	$29		$32		$26		$29		$29
Correspondent/Wholesale	29		36		31		29		36
Home equity loans and lines	7		9		8		9		10
Wells Fargo Financial	3		3		3		3		2

Total	$68		$80		$68		$70		$77

Year-to-date	$216		$148		$68		$294		$224

(1)	Consists of residential real estate originations from all Wells Fargo channels.